EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 1995, which appears on page F-3 of the 1995 Annual Report of Texoil, Inc. on Form 10-KSB.

/s/ Price Waterhouse LLP
    Price Waterhouse LLP

Houston, Texas
October 31, 1996